SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 24, 2015

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1044 Northern Blvd.,

Roslyn, New York, 11576-1514

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Sino-Global Shipping America, Ltd. (the “Company” or “Sino-Global”) previously issued a press release announcing and filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K dated April 10, 2015 and filed with the SEC on April 13, 2015, reporting that on April 10, 2015 the Company entered into an Asset Purchase Agreement dated April 10, 2015 with Rong Yao International Shipping Limited, a Hong Kong company (the “Vessel Seller”) regarding the acquisition (the “Vessel Acquisition”) of an 8,818 gross tonnage oil/chemical transportation tanker called the “Rong Zhou” (the “Vessel”).

As previously reported on a Current Report on Form 8-K dated May 20, 2015 and filed with the SEC on May 22, 2015, pending completion of the Vessel Acquisition, the Company’s Board of Directors approved the Company’s entry into time-chartering arrangements to facilitate the transition of the management and operation of the Vessel. Pursuant to the time chartering agreements, the Vessel Seller time-chartered the Vessel to the Company for a two-year period, and the Company time-chartered the Vessel to a third-party charterer (the “Charterer”) also for a two-year period, with both time chartering agreements commencing on May 20, 2015. Under the terms of the chartering agreements, the Charterer will pay the Company $7,500 per day, and the Company will in turn pay to the Vessel Seller $3,500 per day.

On September 24, 2015, the Company issued a press release announcing that it has been appointed by the Vessel Seller to oversee the ship management operation for the Vessel, and that such appointment by the Vessel Seller is intended to allow for a smooth transition of the eventual ownership of the Vessel to Sino-Global. In addition, Sino-Global announced that it has reached an agreement with the Charterer pursuant to which Sino-Global will become the exclusive general shipping agent for the Vessel. The Company believes that this agreement allows Sino-Global to maximize its service opportunities from the Vessel, including chartering, shipping agency and ship management services. Given its role as an overseer of the ship management operation for the Vessel Seller, Sino-Global is no longer required to remit the $3,500 per day chartering fee to the Vessel Seller but will be responsible for the review, approval and payment of related vessel operating expenses. Sino-Global plans to handle all related ship management duties via its existing ship management service platform in Hong Kong. The Company believes that the new general shipping agency services will generate revenues to Sino-Global of approximately $0.5 million in fiscal year 2016, which revenue is US dollar denominated.

A copy of the press release is attached to Current Report on Form 8-K as Exhibit 99.1 and should be read in conjunction with this Current Report on Form 8-K.

Forward Looking Statements

This report includes certain forward-looking statements that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond Sino-Global's control. Actual events and results may differ materially from those anticipated if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: prevailing market conditions; changes in general market, economic, regulatory and/or industry conditions; and other risks referenced from time to time in the Company’s filings with the SEC. We undertake no obligation to update or revise for any reason any forward-looking statements made by us on our behalf.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1 Press release dated September 24, 2015

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Lei Cao
Chief Executive Officer

Dated: September 24, 2015